UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2021

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083
(Address of principal executive offices) (Zip Code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PSU and RSU Award Agreements

On May 10, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of Bed Bath & Beyond Inc. (the “Company”) approved new form of award agreements for “performance stock units” (“PSUs”, and such award agreement, the “PSU Award Agreement”) and for “restricted stock units” (“RSUs”, such award agreement, the “RSU Award Agreement”, and together with the PSU Award Agreement, the “Award Agreements”), in each case, under the Company’s 2012 Incentive Compensation Plan. The Award Agreements are based on the forms of award agreement previously used, but (i) under the RSU Award Agreement, instead of cliff vesting after three years, awards will vest in ratable annual installments over three years from the date of grant, (ii) under the PSU Award Agreement, upon qualifying terminations in connection with a change in control, a prorated portion of the PSUs will vest, based on actual performance if determinable at the time of the termination and otherwise at target, and (iii) under the Award Agreements, participants are eligible to petition the Committee to retire and remain eligible to receive a prorated portion of the PSUs and RSUs, subject to attainment through the performance period of the applicable performance goal for the PSUs.  In addition to approval by the Committee, in order to be eligible for retirement, (i) the sum of the participant’s years of age and years of service to the Company or its affiliates must equal 65 or more years, (ii) the participant must have provided at least five years of service, (iii) the participant must provide at least six months’ advance written notice of intent to retire and (iv) the participant must comply with applicable restrictive covenants and not be terminated for cause prior to the expiration of such notice period. The PSU Award Agreement and RSU Award Agreement were used for annual grants made to our NEOs and other participants on May 10, 2021.  In addition, the Committee adopted the performance goals applicable to the PSU awards granted on May 10, 2021, determining to add a goal based on adjusted gross margin for fiscal 2023 in addition to a three-year relative TSR goal consistent with prior grants.

A copy of the form of PSU Award Agreement and RSU Award Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The summary of the PSU Award Agreement and RSU Award Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the attached forms.

Short-Term Incentive Plan

On May 10, 2021 and effective on the same date, the Committee amended the Bed Bath & Beyond Inc. Short-Term Incentive Plan (the “STIP” and the changes effected under the amended plan, the “STIP Amendment”). The STIP Amendment modifies the definition of cause to include breaches of Company policies, agreements or arrangements and clarifies the Committee’s ability to characterize terminations as for cause based on facts or circumstances discovered after such termination. In addition, the STIP Amendment provides that, unless otherwise determined by the Committee, amounts payable pursuant to the STIP shall be forfeited upon a termination of employment prior to the payment of such bonus, except in limited circumstances related to death, disability or certain terminations without cause, including in connection with a change in control.

The foregoing description of the STIP is qualified in its entirety by reference to the full text of the STIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Form of Performance Unit Award Agreement
10.2	Form of Restricted Unit Award Agreement
10.3	Bed Bath & Beyond Inc. Amended and Restated Short-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: May 14, 2021	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)